EXHIBIT NO. 99.(g) 4

As of July 21, 2010

APPENDIX A

TO

FUND ACCOUNTING AGREEMENT

BETWEEN

STATE STREET BANK AND TRUST COMPANY AND

EACH OF THE INVESTMENT COMPANIES LISTED ON APPENDIX A THERETO

DATED DECEMBER 18, 2006 (the “Agreement”)

Trust	Fund
Stand-Alone Trusts	Massachusetts Investors Trust

Closed End Funds

MFS Charter Income Trust

MFS Government Market Income Trust

MFS Intermediate Income Trust

MFS Multimarket Income Trust

MFS Municipal Income Trust

MFS Special Value Trust

MFS California Insured Municipal Fund

MFS High Income Municipal Trust

MFS InterMarket Income Trust I

MFS Intermediate High Income Fund

MFS Investment Grade Municipal Trust

MFS High Yield Municipal Trust

MFS Series Trust I	MFS Cash Reserve Fund MFS Core Equity Fund MFS Core Growth Fund MFS New Discovery Fund MFS Research International Fund MFS Technology Fund MFS Value Fund

MFS Series Trust IV	MFS Government Money Market Fund MFS Money Market Fund

MFS Series Trust VII	MFS Latin American Equity Fund

MFS Series Trust IX	MFS Inflation-Adjusted Bond Fund

MFS Series Trust X

MFS Aggressive Growth Allocation Fund

MFS Conservative Allocation Fund

MFS Emerging Markets Debt Fund

MFS Emerging Markets Equity Fund

MFS Growth Allocation Fund

MFS International Diversification Fund

MFS International Growth Fund

MFS International Value Fund

MFS Moderate Allocation Fund

MFS Series Trust XI	MFS Mid Cap Value Fund MFS Blended Research Core Equity Fund

MFS Series Trust XII	MFS Lifetime Retirement Income Fund MFS Lifetime 2010 Fund MFS Lifetime 2020 Fund MFS Lifetime 2030 Fund MFS Lifetime 2040 Fund MFS Lifetime 2050 Fund MFS Sector Rotational Fund

MFS Series Trust XIII	MFS Global Real Estate Fund

MFS Series Trust XV	MFS Commodity Strategy Fund

MFS Variable Insurance Trust

MFS Core Equity Series

MFS Global Equity Series

MFS Growth Series

MFS High Income Series

MFS Investors Growth Stock Series

MFS Investors Trust Series

MFS Mid Cap Growth Series

MFS New Discovery Series

MFS Research Series

MFS Research Bond Series

MFS Research International Series

MFS Strategic Income Series

MFS Total Return Series

MFS Utilities Series

MFS Value Series

MFS Variable Insurance Trust II	MFS Blended Research Core Equity Portfolio MFS Blended Research Growth Portfolio MFS Blended Research Value Portfolio MFS Bond Portfolio MFS Core Equity Portfolio MFS Emerging Markets Equity Portfolio

MFS Global Governments Portfolio

MFS Global Growth Portfolio

MFS Global Tactical Allocation Portfolio

MFS Government Securities Portfolio

MFS Growth Portfolio

MFS Global Research Portfolio

MFS High Yield Portfolio

MFS International Growth Portfolio

MFS International Value Portfolio

MFS Mass. Investors Growth Stock Portfolio

MFS Mid Cap Growth Portfolio

MFS Money Market Portfolio

MFS New Discovery Portfolio

MFS Research International Portfolio

MFS Strategic Income Portfolio

MFS Technology Portfolio

MFS Total Return Portfolio

MFS Utilities Portfolio

MFS Value Portfolio

Variable Accounts	Capital Appreciation Variable Account Global Governments Variable Account Government Securities Variable Account High Yield Variable Account Money Market Variable Account Total Return Variable Account

IN WITNESS WHEREOF, each of the parties has caused this Appendix A to be executed in its name and behalf on the day and year first above written.

Each of the Investment Companies listed on this Appendix A, on Behalf of each of Their Respective Portfolios

By:	SUSAN S. NEWTON
Name: Susan S. Newton
Title: Assistant Secretary and Assistant Clerk

STATE STREET BANK AND TRUST COMPANY

By:	MICHAEL ROGERS
Name: Michael Rogers
Title: Executive Vice President